UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-9819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen,	Virginia			23060-9245
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.

On October 21, 2024, Dynex Capital, Inc. (the "Company") issued a press release, which is available on its website (www.dynexcapital.com under “Investor Center/News & Market Information”), reporting its financial condition and financial results as of and for the quarter ended September 30, 2024. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 8.01 Other Events.

On October 21, 2024, the Company issued a press release, which is available on its website (www.dynexcapital.com under “Investor Center/News & Market Information”), announcing that its Board of Directors has authorized and the Company has declared a cash dividend of $0.15 per share on its common stock for the month of November 2024. The dividend is payable on December 2, 2024, to shareholders of record of its common stock as of November 22, 2024. A copy of the press release is being filed as Exhibit 99.2 to this report and is incorporated by reference into this Item 8.01.

Each of the Exhibits provided with this Form 8-K shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press release, dated October 31, 2024
99.2	November Dividend Press release, dated October 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	October 21, 2024	By:	/s/ Robert S. Colligan
Robert S. Colligan
Chief Financial Officer, Chief Operating Officer, and Secretary
(Principal Financial Officer)